Exhibit 99.1


           Arbor Realty Trust Announces Second Quarter 2004 Results

        - Net income of $5.8 million, increase of 86% from 1Q04

        - Net income before minority interest of $7.0 million, increase of 63% from 1Q04

        - Net income of $0.39 per basic share; $0.38 per diluted share

        - New loan/investment fundings of $214 million

        - Total loans/investments of $664 million at end of 2Q04, up 39% from March 31, 2004

        - Declared quarterly dividend of $0.35 per share

    UNIONDALE, N.Y., July 30 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets, today announced financial results for the period ended June 30, 2004. Arbor reported net income for the quarter ended June 30, 2004 of $5.8 million, or $0.39 per basic common share and $0.38 per diluted common share. For the six months ended June 30, 2004, net income totaled $8.9 million, or $0.77 per basic common share and $0.76 per diluted common share.
    Ivan Kaufman, Chairman and Chief Executive Officer, commented, "We are proud to report our strong financial performance for the second quarter. Significant progress was made in deploying the funds from the IPO we completed in April. We originated 18 loans and investments totaling $230.5 million, of which $213.8 million was funded, a record quarterly origination volume. Our pipeline remains strong and we continue to see ample opportunity to further grow the portfolio."
    "In addition, we have expanded and diversified our product offerings and are encouraged by the strong demand for our products. These factors are expected to contribute to our long-term revenue growth," concluded Mr. Kaufman.
    Total revenues for the quarter ended June 30, 2004 were $11.9 million, an increase of 46% from the previous quarter, of which $11.5 million was from the loan and investment portfolio. The balance in the loan and investment portfolio increased to $664.3 million by quarter end from $477.7 million at March 31, 2004. The average balance of the loan and investment portfolio was $584.9 million during the second quarter and the average yield on these assets was 7.79%.
    Interest expense for the quarter was $3.3 million, an increase of 26% from the previous quarter, of which $3.2 million was from the debt financing of the loan and investment portfolio. This growth reflects increased leverage during the quarter. The average balance of debt financing was $300.8 million during the quarter and the average cost of these borrowings was 4.14%.
    In addition, Arbor invested in mortgage-backed securities, which had a weighted average balance of $55.4 million for the second quarter with an average yield of 2.95%. These assets were financed by borrowings with a weighted average balance of $54.4 million with an average cost of 1.18%.

    Financing Activity
    As previously announced, Arbor completed its initial public offering in April 2004. Together with a concurrent offering and the exercise of the underwriter's overallotment option, a total of 7,274,200 shares were sold for net proceeds of $134 million.
    In July 2004, an amendment to one financing facility was completed, increasing the financing capacity by $100 million. In addition, a separate $100 million mortgage-backed security facility was added.
    Arbor maintains four financing facilities for its loan and investment portfolio with total capacity of $750 million. Outstanding balances under these facilities totaled $426 million as of June 30, 2004. The additional capacity within these facilities, combined with the net proceeds raised in the IPO, provide ample liquidity to continue to grow the portfolio.

    Portfolio Activity
    During the second quarter, 18 loans and investments totaling
$230.5 million were originated, of which $213.8 million was disbursed on the closing date. Of the new loans and investments, four were junior participation interests totaling $71.5 million, six were mezzanine loans totaling $69.5 million, four were bridge loans totaling $58.2 million, two were preferred equity investments totaling $7.4 million, and two were directed equity investments totaling $7.2 million.
    At June 30, 2004, the loan and investment portfolio balance was $664.3 million, with a weighted average current interest pay rate of 7.19%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $374.5 million, with a weighted average funding cost of 3.53%. These balances constitute an advance rate of approximately 56% as of June 30, 2004.
    The loan and investment portfolio continues to perform according to expectations and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend
    As previously disclosed on July 15, 2004, a dividend of $0.35 per share was paid for the quarter ended June 30, 2004 to stockholders of record on July 6, 2004.

    Earnings Conference Call
    Management will host a conference call on Friday, July 30, 2004 at 10:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 761-0749 for domestic callers and (617) 614-2707 for international callers. The participant passcode for both is 28064177.
    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through August 27, 2004. In addition, a telephonic replay of the call will be available from July 30, 2004 to August 13, 2004. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 28561700.

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed from time to time in the Arbor's periodic and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.


                            Arbor Realty Trust, Inc.

                      Consolidated Statement of Operations

             For the three and six month periods ended June 30, 2004

                                               Three Months       Six Months
                                                   Ended             Ended
                                              June 30, 2004     June 30, 2004
                                                (unaudited)       (unaudited)
    Revenue
       Interest income                         $11,939,350       $20,102,741
       Other income                                  5,427            26,531

            Total revenue                       11,944,777        20,129,272

    Expenses
       Interest expense                          3,310,544         5,934,437
       Employee compensation and benefits          617,137         1,230,443
       Stock-based compensation                     92,806           207,007
       Selling and administrative                  366,843           611,154
       Management fee                              540,939           834,057

            Total expenses                       4,928,269         8,817,098

            Income before minority interest      7,016,508        11,312,174

            Income allocated to minority
             interest                            1,236,560         2,427,899

       Net income                               $5,779,948        $8,884,275

       Weighted average common shares
        outstanding
            Basic                               14,747,949        11,472,833
            Diluted                             18,465,683        14,929,979


       Earnings per common share
           Basic                                     $0.39             $0.77
           Diluted(1)                                $0.38             $0.76

       (1) Diluted earnings per common share is calculated by dividing income before minority interest by diluted weighted average common shares outstanding


                            Arbor Realty Trust, Inc.

                           Consolidated Balance Sheets

                       June 30, 2004 and December 31, 2003

                                             June 30, 2004   December 31, 2003
    Assets                                     (unaudited)

      Cash                                      $6,166,645        $6,115,525
      Loans held for investment, net           637,388,563       286,036,610
      Related party loans, net                  26,935,784        35,940,881
      Available-for-sale securities, at
       fair value                               54,082,735                 -
      Investment in equity affiliates           10,439,417         5,917,542
      Other assets                               8,261,184         4,153,874

            Total assets                      $743,274,328      $338,164,432


    Liabilities and stockholders' equity

      Notes payable and repurchase
       agreements                             $425,713,693      $172,528,471
      Other liabilities                         22,780,743        10,888,245
      Dividends payable                          6,516,355                 -

            Total liabilities                  455,010,791       183,416,716

    Minority interest                           48,716,537        43,631,602

    Stockholders' Equity:
      Preferred stock, $0.01 par value:
       100,000,000 shares authorized;
         3,146,724 shares issued and
          outstanding                               31,467            31,467
      Common stock, $0.01 par value:
       500,000,000 shares authorized;
        15,471,433 shares issued and
        outstanding                                154,715            81,996
      Additional paid - in capital             241,341,916       112,215,649
      Distributions in excess of earnings         (338,428)         (691,865)
      Deferred compensation                       (279,116)         (521,133)
      Accumulated other comprehensive loss      (1,363,554)                -

    Total stockholders' equity                 239,547,000       111,116,114

            Total liabilities and
             stockholders' equity             $743,274,328      $338,164,432

     Contacts:                              Investors:
     Arbor Realty Trust, Inc.               Stephanie Carrington/ Denise Roche
     Rick Herbst, Chief Financial Officer   The Ruth Group
     516-832-7408                           646-536-7017 / 7008
     rick.herbst@thearbornet.com            scarrington@theruthgroup.com
                                            droche@theruthgroup.com

     Media:
     Bonnie Habyan, VP of Marketing
     516-229-6615
     bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             07/30/2004
    /CONTACT: Rick Herbst, Chief Financial Officer, +1-516-832-7408, rick.herbst@thearbornet.com, or Media, Bonnie Habyan, VP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, both of of Arbor Realty Trust, Inc.; Investors, Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group for Arbor Realty Trust, Inc./
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)

CO:  Arbor Realty Trust, Inc.
ST:  New York
IN:  FIN RLT
SU:  CCA ERN